EXHIBIT 10.3

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Share Exchange Agreement”), effective as of this 28th day of February, 2017 (the "Effective Date"), is entered into by and between Gripevine Inc., a Nevada corporation (the “Corporation”) and MBE Holdings Inc., a privately held corporation formed under the laws of the State of Delaware (“MBE Holdings” or “MBE”), and the shareholders of MBE Holdings, represented by Richard Hue as agent-in-fact (the “MBE Shareholders”).

WHEREAS MBE Holdings is engaged in research and development activities to offer a proprietary online complaint resolution platform connecting consumers and businesses. The platform includes ratings, reviews and polling. It’s efforts to date have been devoted in building technology that enables access to this market through the development of a tangible product (the “Technology”);

WHEREAS management of the Corporation desires to change the Corporation’s business operations to focus on the development and marketing of the Technology and, thus, desires to acquire the total issued and outstanding shares of MBE Holdings thus making MBE Holdings its wholly-owned subsidiary;

WHEREAS the MBE Shareholders are at the date of this Share Exchange Agreement the shareholders of MBE Holdings and are the registered and beneficial owner of all of the issued and outstanding shares of common stock of MBE Holdings, which at the date of this Share Exchange Agreement constitutes 157,458,778 shares (the “MBE Holdings Shares”);

WHEREAS the Corporation desires to acquire one hundred percent (100%) of the total issued and outstanding MBE Holdings Shares in exchange for issuance of 5,248,626 shares of its common stock at $0.001 par value, representing approximately as of the date of this Share Exchange Agreement approximately 4.37% of the total issued and outstanding shares of common stock of the Corporation;

WHEREAS the Corporation desires to acquire MBE Holdings in exchange for all of the issued and outstanding shares of MBE Holdings as of the date of Closing, resulting in MBE Holdings becoming a wholly-owned subsidiary of the Corporation in a tax-free exchange;

WHEREAS the parties to this Agreement have agreed to the share exchange subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

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ARTICLE I

EXCHANGE OF STOCK

Section 1.01. Exchange. Upon the terms and subject to the conditions of this Share Exchange Agreement, the MBE Shareholders agree to exchange the MBE Shares held of record respectively for the issuance of 5,248,626 shares of common stock of the Corporation, and the Corporation agrees to issue to the MBE Shareholders an aggregate number of shares of its common stock in exchange for all of the total issued and outstanding shares held of record by the MBE Shareholders. The parties intend that the share exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code.

Section 1.02. Delivery of Stock.

(a)	Upon the Closing (as defined below), the MBE Shareholders shall deliver to the Corporation their respective share certificates representing the total issued and outstanding MBE Shares duly endorsed.

(b)	Upon the Closing, the Corporation shall deliver to the MBE Shareholders a stock certificate representing the Corporation's shares of common stock in the name of the MBE Shareholder in the denomination of one share of the Corporation’s common stock for every thirty MBE Shares.

(c)	The execution of this Share Exchange Agreement shall take place on February 28, 2017 or by counterpart signatures to be sent by facsimile transmission. Closing and issuance of the Corporation's shares of common stock shall occur as soon as possible after the conditions precedent in Article IV herein are met, which Closing shall not occur later than March 2, 2017 (the “Closing”) unless extended by mutual agreement of the parties.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF MBE HOLDINGS

AND THE MBE SHAREHOLDERS

Section 2.01. Organization, Standing and Authority; Foreign Qualification.

(a)	MBE Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to enter into, and perform the obligations under this Share Exchange Agreement. MBE Holdings has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)	MBE Holdings is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction as necessary to conduct business as required by law. MBE Holdings does not file any franchise, income or other tax returns in any other jurisdiction other than the state of Delaware, if applicable, based upon the ownership or use of property therein or the derivation of income there from.

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Section 2.02. Capitalization. The authorized capital of MBE Holdings consists of 300,000,000 shares of common stock. A total of 157,458,778 shares of common stock are issued and outstanding. MBE Holdings’ shares of common stock are the only class of capital stock that is outstanding. All of the then outstanding shares of common stock of MBE Holdings are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 2.03. Certificate of Incorporation and By-Laws. MBE Holdings has delivered to the Corporation true, correct and complete copies of its Articles of Incorporation or other documentation evidencing a corporation and By-laws. The minute books of MBE Holdings accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 2.04. Consents and Approvals. The execution, delivery and performance by MBE Holdings of this Share Exchange Agreement and the consummation by MBE Holdings of the transactions contemplated hereby do not require MBE Holdings to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 2.05. Execution and Delivery. This Share Exchange Agreement has been duly executed and delivered by the agent representing the MBE Shareholders and constitutes the valid and binding agreement of the respective MBE Shareholders enforceable against the MBE Holdings Shareholders in accordance with its terms.

Section 2.06. No Conflict. The execution, delivery and performance of this Share Exchange Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and therefor will not: (a) violate any provision of the Articles of Incorporation, By-laws or other organizational document of MBE Holdings; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which MBE Shareholders or MBE Holdings are a party to or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon MBE Holdings or upon the securities, assets or business of MBE Holdings; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to MBE Shareholder or MBE Holdings or to the shares, securities, properties or business of MBE Holdings; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of any permit.

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Section 2.07. Brokerage. No broker or finder has acted, directly or indirectly, for MBE Holdings, nor has MBE Holdings incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Share Exchange Agreement.

Section 2.08. Title to Stock. The MBE Shareholders have valid title to the MBE Shares free and clear of all liens or encumbrances including, without limitation, any community property claim. Upon delivery of the MBE Shares to be made on the Closing, the Corporation shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 2.09. Options or Other Rights. (a) There are no other outstanding rights, subscriptions, warrants, calls, preemptive rights, options, contracts or other agreements of any kind to purchase or otherwise to receive from the MBE Shareholder or from MBE Holdings of any of the outstanding, authorized or treasury shares of the MBE Shares; and (b) there is no outstanding security of any kind convertible into any security of MBE Holdings and there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the MBE Shares.

Section 2.10. Material Information. This Share Exchange Agreement and all other information provided in writing by the MBE Shareholders or MBE Holdings or representatives thereof to the Corporation, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein misleading. There are no facts or conditions, which have not been disclosed to the Corporation in writing which, individually or in the aggregate, could have a material adverse effect on the Corporation or a material adverse effect on the ability of the MBE Shareholders to perform any of its obligations pursuant to this Share Exchange Agreement.

Section 2.11. No Bankruptcy. Neither MBE Holdings nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 2.12. Undisclosed Liabilities. MBE Holdings is not subject to and has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 2.13. Compliance with Laws. MBE Holdings is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on MBE Holdings, and neither MBE Holdings nor the MBE Holdings Shareholders have received written notice that any violation is being alleged.

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Section 2.14. Contracts and Commitments. All agreements which materially affect MBE Holdings to which MBE Holdings is a party or by which MBE Holdings or any of its property is bound which exist as of the date of execution of this Agreement have been reviewed by the parties and MBE Holdings is not in default with respect to any material term or condition of any such contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 2.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving MBE Holdings or against or involving any of the MBE Shares. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of the MBE Holdings Shareholders, threatened against or involving MBE Holdings.

Section 2.16. Liens. MBE Holdings has marketable title to all of its assets and properties free and clear of any lien.

Section 2.17. Corporate Records. All of the minute books and corporate and financial records of MBE Holdings are, or prior to the Closing will be made available for review. In the event of the absence of a complete minute book, representation and warranty by the board of directors shall take precedence over the minute book and shall be incorporated into the minutes book.

Section 2.18 Acknowledgement of the status of the Corporation. MBE Holdings and the MBE Holdings Shareholders acknowledge that Corporation is in a formative stage, has no material assets or audited financials, and has no book or other value.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to MBE Holdings and the MBE Shareholders as follows:

Section 3.01. Organization, Standing and Authority of the Corporation. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Corporation on or before the Closing in connection with the execution and delivery of this Share Exchange Agreement and the consummation of the transactions contemplated by this Share Exchange Agreement have been or will be duly and validly taken.

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Section 3.02. Capitalization. The authorized capital of the Corporation consists of 300,000,000 shares of common stock, par value $0.001, of which a total of 120,000,000 shares are issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.001, of which no shares are issued and outstanding. The Corporation's shares of common stock are the only class of the Corporation's capital stock that is outstanding. All of the outstanding shares of common stock are and will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. There are 13,162,500 share purchase warrants issued and outstanding (the “Warrants”). The terms and provisions of the Warrants provide for the exercise into 13,162,500 shares of the Corporation’s restricted common stock for a period of three years commencing December 1, 2016 and expiring December 1, 2019 at an exercise price of $0.40 per share. There are no other outstanding options or warrants of the Corporation. This Share Exchange Agreement shall also be deemed delivered to any future shareholders of the Corporation pertaining to the Offering and will constitute the valid and binding agreement of the respective future shareholders of the Corporation enforceable against such future shareholders in accordance with its terms.

Section 3.02. Execution and Delivery. This Share Exchange Agreement has been duly authorized, executed and delivered by the Corporation and constitutes the valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms.

Section 3.03. Certificate of Incorporation and By-Laws. The Corporation has delivered to MBE Holdings true, correct and complete copies of its Articles of Incorporation or other documentation evidencing a corporation and By-laws. The minute books of The Corporation accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04. Consents and Approvals. The execution, delivery and performance by the Corporation of this Share Exchange Agreement and the consummation by the Corporation of the transactions contemplated hereby do not require the Corporation to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 3.05. Execution and Delivery. This Share Exchange Agreement has been duly executed and delivered by the agent representing the Corporation Shareholders and constitutes the valid and binding agreement of the respective Corporation Shareholders enforceable against the Corporation Shareholders in accordance with its terms.

Section 3.06. No Conflict. The execution, delivery and performance of this Share Exchange Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and therefor will not: (a) violate any provision of the Articles of Incorporation, By-laws or other organizational document of the Corporation; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which the Corporation is a party to or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Corporation or upon the securities, assets or business of the Corporation; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Corporation or to the shares, securities, properties or business of the Corporation; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of any permit.

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Section 3.07. Brokerage. No broker or finder has acted, directly or indirectly, for the Corporation, nor has the Corporation incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Share Exchange Agreement.

Section 3.08. Status of the Corporation's Shares. Upon consummation of the transactions contemplated by this Agreement, the shares of common stock to be issued to the MBE Holdings Shareholders, when issued and delivered, shall be free of any and all liens, claims or encumbrances.

Section 3.09. Options or Other Rights. Other than 13,162,500 warrants issued and outstanding (the “Warrants”), there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options, contracts or other agreements of any kind to purchase or otherwise to receive from the Corporation any of the outstanding, authorized or treasury shares of the Corporation; and (b) there is no outstanding security of any kind convertible into any security of the Corporation and there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the Corporation Shares. The Warrants were issued December 1, 2016 and are exercisable for a period of three years into 13,162,500 shares of common stock at an exercise price of $0.40 per share.

Section 3.10. Material Information. This Share Exchange Agreement and all other information provided in writing by the Corporation or representatives thereof to MBE Holdings or MBE Holdings Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein misleading. There are no facts or conditions, which have not been disclosed to MBE Holdings or MBE Holdings Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on MBE Holdings or a material adverse effect on the ability of the Corporation to perform any of its obligations pursuant to this Share Exchange Agreement.

Section 3.11. No Bankruptcy. Neither the Corporation nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 3.12. Undisclosed Liabilities. The Corporation is not subject to and has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 3.13. Contracts and Commitments. All agreements which materially affect the Corporation to which the Corporation is a party or by which the Corporation or any of its property is bound which exist as of the date of execution of this Agreement have been reviewed by the parties and the Corporation is not in default with respect to any material term or condition of any such contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

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Section 3.14. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Corporation or against or involving any of the Corporation Shares. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of the Corporation, threatened against or involving the Corporation.

Section 3.15. Compliance with Laws. To its knowledge, the Corporation is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on the Corporation and the Corporation has not received written notice that any violation is being alleged.

Section 3.16. Liens. The Corporation has marketable title to all of its assets and properties free and clear of any lien.

Section 3.17. Corporate Records. All of the minute books and corporate and financial records of the Corporation are, or prior to the Closing will be made available for review. In the event of the absence of a complete minute book, representation and warranty by the board of directors shall take precedence over the minute book and shall be incorporated to the minute book.

Section 3.18 The Corporate Shares have not been Registered and are Restricted. The Shares of the Corporation have not been registered under the Securities Act, or registered or qualified under any applicable state or non-U.S. securities laws. The Corporation Shares have not been approved by the United States Securities and Exchange Commission, any state securities authority or any other United States or non- U.S. regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the Corporate Shares or the accuracy or adequacy of this Share Exchange Agreement Any representation to the contrary is unlawful.

The Corporation Shares are subject to restrictions on purchase, transferability and resale and may not be purchased, transferred or resold except as permitted under the Company’s articles of organization and the Company’s operating agreement and as permitted under the Securities Act and any applicable state or non-U.S. securities laws, pursuant to registration there under or exemption there from. MBE Shareholders should be aware that they may be required to bear the financial risk of the Corporation for an indefinite period of time.

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ARTICLE IV

COVENANTS AND

CONDITION PRECEDENT AGREEMENTS

The MBE Shareholders, MBE Holdings and the Corporation covenant and agree as follows:

Section 4.01. Conduct of Business in the Ordinary Course. From the date hereof through the Closing, the MBE Shareholders shall cause MBE Holdings to conduct its business substantially in the manner in which it is currently conducted. From the date hereof through the Closing, the Corporation shall conduct its business substantially in the manner in which it is currently conducted.

Section 4.02. Absence of conflicting agreements, no improper disclosure of materials. MBE Holdings and the Corporation, agree to revise any conflicting agreements or corporate documents as may be required to complete this Share Exchange Agreement. Any such revised agreements or documents, shall be made available for review and approval by the opposite party before acceptance. Neither MBE Holdings, the Corporation, or Richard Hue shall cause the improper disclosure of materials.

Section 4.03. Board of Directors of the Corporation and MBE Holdings. At the Closing, the Board of Directors of the Corporation shall appoint James Liolios and Mark Vange as members of the Board of Directors effective as of Closing.

Section 4.04. Board and Shareholder Approval. Prior to the Closing, MBE Holdings shall obtain from its Board of Directors and the MBE Shareholders representing a totality of the issued and outstanding shares of common stock approval of this Share Exchange Agreement and the transactions contemplated hereby.

Prior to the Closing, the Corporation shall obtain from its Board of Directors approval of this Share Exchange Agreement and the transactions contemplated hereby, including the issuance of the shares of common stock by the Corporation to the MBE Shareholders in exchange for all of the total issued and outstanding MBE Shares.

Section 4.05. Attorney-in-Fact. At the Closing, MBE Holdings shall be in receipt from a written consent resolution signed by its shareholders of record who hold a majority of the total issued and outstanding shares of common stock authorizing Richard Hue, the President/Chief Executive Officer of MBE Holdings, to sign as attorney-in-fact on behalf of the respective shareholder of record this Share Exchange Agreement to effectuate the exchange of shares of common stock of MBE Holdings with shares of common stock of the Corporation.

Section 4.06. Due Diligence. Prior to closing, the Corporation shall complete a due diligence review of those items that the Corporation, its counsel or its other professionals at its sole discretion, may require to approve the transaction.

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These items may include:

As to the Corporate Documents: Organization and Good Standing, MBE Holdings’ Articles of Incorporation, and all amendments thereto, MBE Holdings’ Bylaws, and all amendments thereto, MBE Holdings’ minute book, including all minutes and resolutions of shareholders and directors, executive committees, and other governing groups, MBE Holdings’ organizational chart, MBE Holdings’ list of shareholders and number of shares held by each, Copies of agreements relating to options, voting trusts, warrants, puts, calls, subscriptions, and convertible securities, a Certificate of Good Standing from the Secretary of State of the state where the MBE Holdings is incorporated, copies of active status reports in the state of incorporation for the last three years, a list of all states where MBE Holdings is authorized to do business and annual reports for the last three years, a list of all states, provinces, or countries where the MBE Holdings owns or leases property, maintains employees, or conducts business, a list of all of MBE Holdings’ assumed names and copies of registrations thereof.

As to Financial Information: Audited financial statements for two years, together with Auditor's Reports, the most recent unaudited statements, with comparable statements to the prior year, auditor's letters and replies for the past five years, MBE Holdings’ credit report, if available, any projections, capital budgets and strategic plans, analyst reports, if available, a schedule of all indebtedness and contingent liabilities, a schedule of inventory, a schedule of accounts receivable, a schedule of accounts payable, a description of depreciation and amortization methods and changes in accounting methods over the past five years, any analysis of fixed and variable expenses, any analysis of gross margins, MBE Holdings’ general ledger, and a description of MBE Holdings’ internal control procedures,

As to Physical Assets: A schedule of fixed assets and the locations thereof, all U.C.C. filings, all leases of equipment, a schedule of sales and purchases of major capital equipment during last three years,

As to Real Estate: A schedule of MBE Holdings’ business locations, copies of all real estate leases, deeds, mortgages, title policies, surveys, zoning approvals, variances or use permits.

As to Intellectual Property: A schedule of domestic and foreign patents and patent applications, a schedule of trademark and trade names, a schedule of copyrights, a description of important technical know-how, a description of methods used to protect trade secrets and know-how, any "work for hire" agreements, a schedule and copies of all consulting agreements, agreements regarding inventions, and licenses or assignments of intellectual property to or from the MBE Holdings, any patent clearance documents, a schedule and summary of any claims or threatened claims by or against the MBE Holdings regarding intellectual property,

As to Employees and Employee Benefits: A list of employees including positions, current salaries, salaries and bonuses paid during last three years, and years of service, all employment, consulting, nondisclosure, non-solicitation or noncompetition agreements between MBE Holdings and any of its employees, resumés of key employees, MBE Holdings’ personnel handbook and a schedule of all employee benefits and holiday, vacation, and sick leave policies, summary plan descriptions of qualified and non-qualified retirement plans, copies of collective bargaining agreements, if any, a description of all employee problems within the last three years, including alleged wrongful termination, harassment, and discrimination, a description of any labor disputes, requests for arbitration, or grievance procedures currently pending or settled within the last three years, a list and description of benefits of all employee health and welfare insurance policies or self-funded arrangements, a description of worker's compensation claim history, copies of all stock option and stock purchase plans and a schedule of grants thereunder.

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As to Licenses and Permits: Copies of any governmental licenses, permits or consents, any correspondence or documents relating to any proceedings of any regulatory agency.

As to Taxes: Federal, state, local, and foreign income tax returns for the last three years, states sales tax returns for the last three years, any audit and revenue agency reports, any tax settlement documents for the last three years, employment tax filings for three years, excise tax filings for three years, any tax liens.

As to any Material Contracts: A schedule of all subsidiary, partnership, or joint venture relationships and obligations, with copies of all related agreements, copies of all contracts between MBE Holdings and any officers, directors, 5-percent shareholders or affiliates, all loan agreements, bank financing arrangements, line of credit, or promissory notes to which MBE Holdings is a party, all security agreements, mortgages, indentures, collateral pledges, and similar agreements, all guaranties to which MBE Holdings is a party, any installment sale agreements, any distribution agreements, sales representative agreements, marketing agreements, and supply agreements, any letters of intent, contracts, and closing transcripts from any mergers, acquisitions, or divestitures within last five years, any options and stock purchase agreements involving interests in other companies, MBE Holdings’ standard quote, purchase order, invoice and warranty forms, all nondisclosure or noncompetition agreements to which MBE Holdings is a party, all other material contracts.

As to Product or Service Lines: A list of all existing products or services and products or services under development, copies of all correspondence and reports related to any regulatory approvals or disapprovals of any MBE Holdings’ products or services, a summary of all complaints or warranty claims, a summary of results of all tests, evaluations, studies, surveys, and other data regarding existing products or services and products or services under development,

As to Customer Information: A schedule of MBE Holdings’ largest customers in terms of sales thereto and a description of sales thereto over a period of two years, any supply or service agreements, a description or copy of MBE Holdings’ purchasing policies, a description or copy of MBE Holdings’ credit policy, a schedule of unfilled orders, a list and explanation for any major customers lost over the last two years, all surveys and market research reports relevant to MBE Holdings or its services, MBE Holdings’ current advertising programs, marketing plans and budgets, and printed marketing materials, a description of MBE Holdings’ major competitors.

As to Litigation: A schedule of all pending litigation, a description of any threatened litigation, copies of insurance policies possibly providing coverage as to pending or threatened litigation, documents relating to any injunctions, consent decrees, or settlements to which MBE Holdings is a party, a list of unsatisfied judgments,

As to Insurance Coverage: A schedule and copies of MBE Holdings’ general liability, personal and real property, product liability, errors and omissions, key-man, directors and officers, worker's compensation, and other insurance, a schedule of MBE Holdings’ insurance claims history for past three years,

As to Professionals: A schedule of all law firms, accounting firms, consulting firms, and similar professionals engaged by MBE Holdings during the past five years.

As to Articles and Publicity: Copies of all articles and press releases relating to MBE Holdings within the past three years.

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ARTICLE V

MISCELLANEOUS

5.01. Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Party as follows:

(a)	Authority. Each Party has full power and authority to enter into this Agreement and any agreement referred to or contemplated by this Agreement.

(b)	No Conflicts. Neither the execution and delivery of this Agreement nor any of the other agreements contemplated hereby, or the consummation of the transactions hereby contemplated, conflict with, or result in the breach of, or accelerate the performance required by any agreement to which it is a party, or result in the creation of an encumbrance under the provisions of any other indenture, agreement or other instrument to which the Party is a party or by which it is bound, or to which it is may be subject.

(c)	Mutual Performance. Each Party will diligently and in good faith perform the duties and obligations set forth in this Agreement.

(d)	Tax and Other Implications. Each Party will consult with and rely only on the advice of their tax advisors, attorneys and accountants on tax and legal matters relating to this Share Exchange Agreement.

5.02. Termination of Agreement. Except as otherwise provided herein, this Share Exchange Agreement may be terminated by MBE Holdings or the Corporation with or without cause.

5.03. Confidentiality. No information furnished by either Party to the other Party and such Party’s employees, representatives and agents, under this Agreement with respect to the Stock Exchange Agreement shall be published by the Party receiving such information without the prior written consent of the Party furnishing the information. Except as provided herein, the Parties agree that the terms and conditions of this Agreement are confidential and are not to be disclosed with any third party without the prior written consent of the other Party, except as may be required by law. No Party shall issue or caused to be issued any press release or make any public announcements with respect to this Agreement or the transactions contemplated by it without the prior written consent of the other Party.

5.04. Execution of Further Documents. The Parties hereto agree to perform any and all acts and to execute and deliver any and all documents that may be reasonably necessary and convenient to carry out the provisions of this Agreement. The Parties shall do and perform all such acts and things, and execute all such deeds, documents and writings, and give all such assurances, as may be necessary to give effect to this Agreement and carry out the purpose and intent hereof, including, without limitation, and all transactions contemplated herein.

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5.05. Indemnification.

(a)	Each Party (the “Indemnifying Party”) agrees to indemnify the other Party (the “Indemnified Party”) against, and agrees to hold the Indemnified Party harmless from, any and all liabilities, losses, claims, damages, judgments, costs and expenses, including, without limitation, reasonable attorney fees, expenses and costs of investigation and litigation through all appellate proceedings (the “Losses”) that are (a) incurred or suffered by the Indemnified Party relating to or arising out of or in connection with any breach of any inaccuracy in any representation or warranty made by the Indemnifying Party in this Agreement or any document delivered by it at the Closing or (b) arising out of or in connection with any action, suit, inquiry, or proceeding against or involving the Indemnified Party as a result of any agreement or any of the transaction contemplated hereby, or based upon any allegation or claim the Indemnified Party is in any way responsible or liable for any action (or lack thereof) of the Indemnifying party. No person shall be entitled to indemnification hereunder to the extent that the act or omission of such person for which indemnification is claimed arises out of such person’s fraud, bad faith, or willful misconduct. This Section 5.05 and its obligations shall survive the Closing.

(b)	Notice of Claim. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, the Indemnifying Party shall promptly give notice to the Indemnifying Party of such claim and the amount the Indemnified Party will be entitled to receive under the provisions of this Section 5.05, provided that the failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent (if any) that the Indemnifying Party shall not have prejudiced by such failure to give notice. Upon receipt of the written notice, the Indemnifying Party shall defend the Indemnified Party at the Indemnifying Party’s sole expense by legal counsel reasonably satisfactory to the Indemnifying Party.

Failure to Defend. In the event the Indemnifying Party does not elect to assume defense of any claim, suit, action, or proceeding, then any failure of the Indemnified Party to defend or participate in the defense of such claim, suit, action, or proceeding, or to cause be done, shall not relieve the Indemnifying Party of its obligations under this Section 5.05.

5.06. Default and Remedies.

(a)	Failure of either Party to perform any of that Party's obligations under this Agreement shall constitute a default. Should any default by either Party continue for ten (10) days, the other Party may, at such Party's option, give the defaulting Party written notice of the default or defaults claimed. If all such defaults are not cured within twenty (20) days after the service of the written notice, then, without further notice of any kind, the Party so giving notice may terminate this Agreement and invoke any and all remedies which such Party may have at law, equity or otherwise by statute.

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(b)	The rights and remedies of any of the Parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions unless specifically so limited herein. Each of the Parties confirms that damages at law may not be an adequate remedy for a breach or threatened breach of any provisions hereof and that the breach of any portion of this Agreement will cause irreparable harm and significant injury to the non-breaching Party which may be difficult to ascertain. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to nor shall it limit or affect any rights at law or by statute or otherwise of any Party aggrieved as against the other Party for a breach or threatened breach of any provision hereof.

5.07. Dispute Resolution. Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (the “Dispute Claim”), shall be resolved by arbitration (the “Arbitration”) before three arbitrators (the “Arbitrators”) selected from and administered by JAMS or its successor (the “Administrator”) in accordance with JAMS International Arbitration Rules regarding commercial or business disputes. The arbitration shall be held in Nevada. The Arbitrators shall, within fifteen (15) days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award consequential, incidental, exemplary, indirect, special or punitive damages, including any loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity, except to the extent any such damages are required to be paid pursuant to a third party claim determined by final judgment by a court of competent jurisdiction, or (iii) to reform, modify or materially change this Agreement. The Arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Each party shall pay an equal share of the fees and costs of the Administrator and the Arbitrators; provided, however, the Arbitrators shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorney fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrators. Each party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award. By agreeing to this arbitration provision, the Parties understand that they may be waiving certain rights and protections which may otherwise be available if a Claim between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this Section 5.07, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence. Notwithstanding the foregoing, either Party, at its option, may commence a court proceeding to seek a provisional remedy, such as a restraining order, attachment, injunction or similar non-monetary remedy. The prevailing party in such court proceeding shall be entitled to reimbursement for its reasonable attorney fees and all costs relating to such proceeding.

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5.08. General Provisions.

(a)	Expenses. Except as otherwise provided herein, MBE Holdings shall be responsible for the payment for any of the Corporations expenses incurred in connection with the execution or implementation of this Share Exchange Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, expenses related to due diligence, attorney’s fees, CPA or other financial professional fees, the completion of Audited Financials, the issuance of Corporation shares and the associated expenses thereof, and any other expenses incurred to perfect this Share Exchange Agreement.

(b)	Third Party Beneficiaries. Except as expressly provided in this Agreement, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and its respective successors and assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other person or entity.

(c)	Waiver. No Party shall be deemed to have waived any right which such Party has under this Agreement, unless this Agreement expressly provides a period of time within which such right may be exercised and such time period has expired, or unless such Party has expressly waived the same in writing or unless this Agreement specifies that a waiver shall be deemed to have occurred. Any failure on the part of any Party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the Party to whom such compliance is owed. The waiver by either Party of a right, claim, default, by the other Party shall not be deemed a waiver of any other right, claim or default or any subsequent default of the same kind.

Notices. Any notices, demands or other communications required or permitted to be given by any provision of this Agreement or which any Party may desire to give the other shall be given in writing, delivered personally or sent by certified mail, postage pre-paid, facsimile, or by Federal Express or similar generally recognized delivery service regularly providing proof of delivery, addressed to a Party, at the addresses set forth below, or to such other address as said Party may hereafter or from time to time designate by written notice to the other Party.

Section 5.09. Conformity to Securities Laws. The Parties acknowledge that this Share Exchange Agreement is intended to conform to the extent necessary with all provisions and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations, as applicable. Notwithstanding anything herein to the contrary, the Share Exchange Agreement shall be consummated only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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Section 5.10. Timing. Time is of the essence of this Share Exchange Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 5.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions completed hereby are fulfilled to the extent possible.

Section 5.12. Assignment. This Share Exchange Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Share Exchange Agreement.

Section 5.13. Execution in Counterparts. This Share Exchange Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 5.14. Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular paragraph.

Section 5.15. Notices. Any notices, demands or other communications required or permitted to be given by any provision of this Agreement or which any Party may desire to give the other shall be given in writing, delivered personally or sent by certified mail, postage pre-paid, facsimile, or by Federal Express or similar generally recognized delivery service regularly providing proof of delivery, addressed to a Party, at the addresses set forth below, or to such other address as said Party may hereafter or from time to time designate by written notice to the other Party.

Section 5.16. Waiver. No Party shall be deemed to have waived any right which such Party has under this Agreement, unless this Agreement expressly provides a period of time within which such right may be exercised and such time period has expired, or unless such Party has expressly waived the same in writing or unless this Agreement specifies that a waiver shall be deemed to have occurred. Any failure on the part of any Party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the Party to whom such compliance is owed. The waiver by either Party of a right, claim, default, by the other Party shall not be deemed a waiver of any other right, claim or default or any subsequent default of the same kind.

Section 5.17. Nature and Survival of Representations. There are no representations, warranties and covenants made by any of the Parties except as expressly provided herein. All representations and warranties and covenants made by any Party in this Agreement shall survive this Agreement and any other document, instrument or agreement executed and delivered pursuant to this Agreement, and shall not merge therein and shall continue in full force and effect. The Parties specifically intend that the statutory statutes of limitations applicable to each of the representations and warranties be superseded and replaced by the foregoing periods.

Section 5.18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to principles of conflicts of law.

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IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

Gripevine Inc.

Date: February 28, 2017	By:
Title

MBE Holdings Inc.

Date: February 28, 2017	By:
Title

MBE Holdings Shareholders listed on Exhibit A, as represented by their agent and attorney-in-fact

Date: February 28, 2017	By:

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